                                                                   EXHIBIT 10.17










                      JOINT VENTURE SHAREHOLDERS' AGREEMENT


                              Dated August 31, 2000


                                     PARTIES


                                 PHARMAPRINT INC


                                       AND


                                  CAPITAL ALERT
                                 INVESTMENT LTD

AGREEMENT made the 31 day of August, 2000

PARTIES PHARMAPRINT INC.

        of 4701 Von Karman Avenue, Suite 201, Newport Beach, California 926660, United States of America ("PARTY A")

AND CAPITAL ALERT INVESTMENTS LTD of PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands ("PARTY B")

INTRODUCTION

A. Party A develops, manufactures and markets dietary supplements, functional foods, and pharmaceuticals derived from natural plant extracts. Party A's proprietary PharmaPrint(TM) Process technology enables the precise identification and consistent replication of the active ingredients from these extracts that are scientifically believed to provide the desired health benefits.

B. Party B is a company directly or indirectly invested in business ventures in Hong Kong and other Asia Pacific countries and cities.

C. Party A and Party B have agreed to enter into a joint venture for the purpose of developing, marketing, and distributing the Products manufactured under the PharmaPrint(TM) Process technology in the Territory through the Company.

IT IS AGREED

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        (1) "Agreement" means this document, including any schedule or annexure to it;

        (2) "Annual Program" means a program to carry out the business of the Company during a financial year and will consist of:

                (a) a business plan setting out in reasonable detail the proposed marketing plans, finance arrangements, capital expenditures and activities to carry on the business of the Company during the financial year; and

                (b) a budget setting out in reasonable detail an estimate of the income to be received and the expenses to be incurred in carrying out that business plan;

        (3)     "Article" means an article in the Constitution;

        (4)     "Auditors" means the auditors of the Company, if any;

        (5) "Board" or "Directors" means the board of directors of the Company meeting as a board in accordance with the Constitution;

        (6) "Business Day" means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made;

        (7) "Commencement Date" means the date specified in Item 1 of the schedule, or such later date as is agreed in writing by the Parties;

        (8)     "Company" means the company the Parties incorporate under clause
                2.1;

        (9) "Constitution" means the constitution to be adopted by the Company on or before the Effective Date which shall contain the terms mentioned in Annexure A and as amended from time to time;

        (10)    "Director" means a director of the Company from time to time;

        (11) "Dispose" includes, in relation to a Share, to enter into a transaction in relation to the Share (or any interest in the Share), which results, or will result, in a person other than the registered holder of the Share:

                (a) acquiring any equitable interest in the Share, including an equitable interest arising from a declaration of trust, an agreement for sale and purchase or an option agreement or an agreement creating a charge or other security interest in the Share;

                (b) acquiring any right to receive directly or indirectly any Dividends payable in respect of the Share;

                (c) acquiring any rights of pre-emption, first refusal or like control over the disposal of the Share;

                (d) acquiring any rights of control over the exercise of any voting rights or rights to appoint Directors attaching to the Share; or

                (e) otherwise acquiring legal or equitable rights against the registered holder of the Share which have the effect of placing the person in the same position as if the person had acquired a legal or equitable interest in the Share itself;

        (12)    "Dividend" includes a bonus distribution in specie or in cash;

        (13) "Effective Date" means the date specified in Item 2 of the schedule, or such other date as is agreed in writing by the Parties;

        (14) "Encumbrance" means any mortgage, pledge, lien, hypothecation, charge or other form of security interest or interest in the nature of a security interest;

        (15) "Initial Annual Program" means the Annual Program for the period from the Effective Date and ending on 30 June 2001 to be agreed by the Parties in accordance with clause 3.1;

        (16)    "Initial Directors" means the persons named in clause 22.2;

        (17) "Licence and Distribution Agreement" means the agreement to be made between Party A, a company incorporated under the laws of Delaware, USA, and the Company pursuant to which Party A grants the Company the license and right to use the PharmaPrint(TM) Process technology and to manufacture, distribute and market the Product manufactured by using the PharmaPrint(TM) Process technology in the Territory, substantially in the form of the document in Annexure B;

        (18) "Loans" includes, in relation to loans to the Company made by a Shareholder which is a body corporate, loans to the Company made by any Related Company of that Shareholder;

        (19) "New Company Name" means "Kingsway PharmaPrint Asia Limited" or such other name determined by the Parties;

        (20) "Operative Agreements" means all agreements that are exhibits to this Agreement and such other agreements that the Parties enter into for the purpose of fostering the Company.

        (21) "Party" means a party to this Agreement and includes a person who executes a deed agreeing to become bound by the terms of this Agreement;

        (22) "Product" means the dietary supplements, functional foods and pharmaceuticals derived from natural plant extracts produced by using the PharmaPrint(TM) Process technology;

        (23) "Related Company" in respect of a company means its Subsidiary, its Holding Company or another company within the same Group of Companies as the first mentioned company;

        (24)    "Share" means a share of the Company's capital stock;

        (25)    "Shareholder" means a Party who holds Shares from time to time;

        (26) "Share Subscription Agreement" means the agreement between Party A and Party B pursuant to which Party B shall purchase that number of shares of Party A's capital stock for the purchase price set forth in such agreement.

        (27) "Subsidiary", "Holding Company" and "Group of Companies" each has the same meaning as in section 2 of the Companies Ordinance (Cap.32)-

        (28) "Territory" means the territory described in Item 6 of the schedule.

1.2     INTERPRETATION

        (1)     Reference to:

                (a)     one gender includes the others;

                (b) the singular includes the plural and the plural includes the singular;

                (c)     a person includes a body corporate;

                (d) a Party includes the Party's executors, administrators, successors and permitted assigns;

                (e) a statute, regulation or provision of a statute or regulation ("Statutory Provision") includes:

                        (i) that Statutory Provision as amended or re-enacted from time to time; and

                        (ii) a statute, regulation or provision enacted in replacement of that Statutory Provision; and

                (f) money is to United States dollars, unless otherwise stated.

        (2)     "Including" and similar expressions are not words of limitation.

        (3) Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

        (4) Headings are for convenience only and do not form part of this Agreement or affect its interpretation.

        (5) If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.

1.3     PARTIES

        (1) If a Party consists of more than 1 person, this Agreement binds each of them separately and any 2 or more of them jointly.

        (2) An obligation, representation or warranty in favor of more than 1 person is for the benefit of them separately and jointly.

        (3) A Party which is a trustee is bound both personally and in its capacity as a trustee.

INTRODUCTORY MATTERS AND CONDITIONS PRECEDENT

2.      ESTABLISHMENT OF COMPANY

2.1     On or before the Effective Date Party A and Party B must procure:

        (1) the incorporation in the British Virgin Islands of a company with the New Company Name;

        (2)     the adoption by the Company of the Constitution;

        (3) the appointment of the Initial Directors at a duly authorised meeting; and

        (4)     the allotment to Party A and Party B of the Shares.

2.2     Unless otherwise decided by the Board:

        (1)     the Auditors are PricewaterhouseCoopers;

        (2) the company secretary is Bill Lam & Associates Limited, a company incorporated under the jurisdiction of Hong Kong; and

        (3) the financial year of the Company commences on 1 July of each year and terminates on 30 June of the following year.

2.3 Party A and Party B must take steps commercially reasonable for the Company to commence operations on or before the Effective Date.

2.4 The Board must decide upon the following no later than 3 months after the signing of this Agreement

        (1)     management structure;

        (2)     marketing strategy;

        (3)     staffing levels;

        (4)     funding requirements;

        (5)     accounting/administration procedures;

        (6)     electronic data and document processing;

        (7)     bankers and insurers;

        (8)     premises from which the Company operates; and

        (9)     adoption of the Initial Annual Program.

3.      CONDITION PRECEDENT TO THE EFFECTIVE DATE

3.1 The Licence and Distribution Agreement must have been entered into between Party A and the Company.

3.2 The Share Subscription Agreement must have been entered into between Party A and Party B.

PURPOSE OF THE JOINT VENTURE COMPANY

4.      PURPOSE

4.1     The purpose of the Company is:

        (1) manufacture, distribute, enrol and market the Product in the Territory as provided by Party A;

        (2)     to consider the viability of further joint operations; and

        (3) to undertake any future developments and operations which are economically viable and which are agreed by the Board and within the purposes of the Company.

CONTRIBUTIONS TO JOINT VENTURE

5.      CONTRIBUTIONS TO SHARE CAPITAL OF THE COMPANY

5.1 On or before the Effective Date Party A shall have made initial capital contributions to the Company consisting of United States of America Dollar Five Hundred Thousand (US$500,000), the technology contributions contemplated by the Licence and Distribution Agreement, and have entered into the Operative Agreements, including, without limitation, the Share Subscription Agreement, in exchange for the number of Shares set out in
        Item 3 of the Schedule. The transfer of funds pursuant to this clause
        5.1 shall occur without any further action on the part of Party A upon the execution of this Agreement, the License and Distribution Agreement and the investment (the "Investment") by Party B in Party A pursuant to the Share Subscription Agreement.

        Party A acknowledges and authorizes the transfer to the Company of funds from the Investment held on Party A's behalf in any escrow or trust fund necessary to make the capital contribution described in this clause 5.1.

5.2 On or before the Effective Date Party B must have agreed to contribute the local knowledge, office space, necessary personnel and support services to the Company for a period of one (1) year from the Effective Date, and have entered into the Operative Agreements, including, without limitation, the Share Subscription Agreement, in return for the allotment of the number of fully paid-up Shares set out in Item 4 of the schedule.

5.3 Immediately after the Effective Date the authorised and paid up capital of the Company must be the amounts set out in Item 5 of the schedule.

5.4 Except as set forth in Clauses 5.1 and 5.3 above, no Party shall be required to make any additional capital contribution to the Company. In the event the Company makes a request for capital contributions in excess of the amount set forth in Clauses 5.1 and 5.2 above, each Party shall have a pre-emptive right to participate in such capital contribution up to its pro rata portion to avoid dilution. If a Party declines to fund its pro rata portion of such capital contribution within thirty (30) days of notice of such capital contribution, the other Party or third parties may purchase such shares in the Company's sole discretion.

6.      LEGAL AND ESTABLISHMENT COSTS

6.1     The Company must pay:

        (1) all legal costs and statutory charges incurred in connection with the incorporation of the Company and the preparation and execution of all documents (other than this Agreement and the Operative Agreements) required for the joint venture and the establishment of the Company ("Legal Costs"); and

        (2) all other costs relating to the establishment of the joint venture which the Board resolves, prior to the Effective Date, are payable by the Company ("Establishment Costs").

7.      FURTHER FINANCING

7.1 Party B may undertake to provide to the Company any further finance or to severally guarantee loans to the Company from third parties which the Company reasonably requires by way of working capital. The further finance may be provided only as resolved by the Board.

7.2     Further financial requirements of the Company may be provided by way of:

        (1)     additional capital subscribed by Party B;

        (2)     Loan from Party B; or

        (3) overdraft or other borrowing or financial accommodation from third parties;

        only as resolved by the Board.

7.3 Any Loan provided by a Shareholder must be on arm's length commercial terms.

8.      GUARANTEES AND INDEMNITIES

        If any Shareholder Disposes of all its Shares to any of the other Shareholders the Shareholders acquiring those Shares must use all reasonable endeavors to obtain the release of the Disposing Shareholder from any guarantees and indemnities given under this Agreement or with the written consent of the Shareholders in respect of any of the liabilities or obligations of the Company to third parties and pending the obtaining of that release must keep the disposing Shareholder fully and effectively indemnified against any liability under the guarantees or indemnities.

9.      EXPERTISE - PARTY A

        In furtherance of the purpose of the Company Party A and its Related Company must bring to the Company:

        (1) expertise and know-how in respect of the development, manufacture and marketing of the Product;

        (2) knowledge, expertise and experience in the pharmaceutical business; and

        (3) knowledge and experience in the registration of patent rights related to the Product in the U.S. and in the Territory.

10.     EXPERTISE - PARTY B

        In furtherance of the purpose of the Company, Party B must bring to the
        Company:

        (1) knowledge, expertise and experience in the marketing and distribution business;

        (2) expertise in the management of a company engaged in the marketing and distribution business;

        (3) knowledge and expertise concerning the market in the Territory, the customs of the people and its ability to service those people.

SEPARATE RELATIONS OF SHAREHOLDERS TO COMPANY

11.     DEALINGS OF SHAREHOLDERS WITH COMPANY

11.1 The Shareholders must use their best endeavors to ensure that they and any Related Bodies Corporate give and are given every opportunity to do business with the Company on a commercial basis.

11.2 The Shareholders must use their best endeavors to ensure that the operation of the Company is supported by those activities over which they have control through ownership, affiliation, association or contractual arrangements. However, nothing in this clause 11.2 abrogates or limits the rights of a Shareholder to determine the method of managing its own business.

11.3 In the event the Company undertakes to list its Shares, or the shares of any Subsidiary, on any public exchange or electronic trading system in any jurisdiction upon the approval of the Company Board, each Party shall, and shall cause its officers, directors, employees, agents and Related Companies to, cooperate fully with all requests of the Company to effectuate such listing.

12.     SHAREHOLDER'S ACCESS TO ACCOUNTS AND RECORDS

        After giving at least five (5) Business Days' notice to the Company, each Shareholder will be entitled to full access during the Company's normal business hours through an accountant, agent or employee of that Shareholder and at that Shareholder's cost to inspect all the books, accounts, records and facilities of the Company for the purpose of auditing, valuing the company or any other reasonable purpose.

13.     PROTECTION OF BUSINESS OF COMPANY

        So long as this Agreement continues and until a date twelve (12) months following the termination of the Company and its Subsidiaries, or following the date on which any Party ceases to be a Party pursuant to a Disposal hereunder, pursuant to the terms of this Agreement, the Shareholders and any Related Company of a Shareholder must not within the Territory:

        (1) participate, assist or otherwise be involved or concerned, directly or indirectly, in any capacity in any business which is substantially similar to or competitive with the business of the Company; or

        (2) own or control, directly or indirectly more than 10% of the shares or other securities, other than on a passive basis, of a corporation or trust any part of whose business is substantially similar to or competitive with, the business of the Company.

14.     MARKETING RIGHTS

14.1 Subject to the Licence and Distribution Agreement, as from the Effective Date the Company is the exclusive and perpetual distribution agent for Party A in the Territory for its Product.

14.2 If for any reason the Product is being distributed in the Territory by Party A or any licensee of Party A other than through the Company or its Related Company, the Company shall be entitled to receive the royalty or benefits out of such distribution received by Party A. Nothing herein is intended to limit any other remedy available to the Company under this Agreement, the License and Distribution Agreement or applicable law.

14.3 During the Term of this Agreement, Party A agrees to negotiate in good faith any offers by the Company or its sublicensees to enter into an agreement granting the Company or such sublicensee a license to distribute the Products in jurisdictions outside the Territory where the Company or such sublicensee would pay Party A commercially reasonable royalties for such distribution rights.

15.     MANUFACTURING, MARKETING AND DISTRIBUTION OF PRODUCTS; PATENT
        REGISTRATION

15.1 On or before the Effective Date Party A and the Company must enter into the Licence and Distribution Agreement in respect of the PharmaPrint(TM) Process technology and Product in the form of the agreement in Annexure B.

15.2 At the Company's expense and at the direction of the Board, Party A shall apply to register in each jurisdiction in the Territory any and all patents held or applied for by Party A in the United States, which registrations and applications therefore shall constitute Patented Technology as defined in the License and Distribution Agreement. Party A shall provide reasonable assistance to achieve the registration of such patents in the Territory, including, without limitation, the execution of any documents necessary to accomplish the intent stated in this clause 15.2. Upon registration, such patents shall be assigned to the Company pursuant to the terms of the License and Distribution Agreement.

CONDUCT OF BUSINESS OF COMPANY

16.     MANAGERS

16.1 The Board must appoint a chief executive officer who shall be a member of the Board pursuant to clause 22.1.

16.2    The chief executive officer:

        (1) is responsible for the day-to-day business of the Company subject to the overriding control of the Board;

        (2) is responsible for the preparation and execution of the Annual Program, and for the preparation and timely distribution of monthly financial statements, quarterly forecasts, profit and loss statements and statutory accounts; and

        (3) recommends to the Board for their approval key staff replacements or increases.

16.3 The Board will appoint an initial chief executive officer, at the recommendation from Party B, at the first meeting of the Board held by the Initial Directors.

17.     FUNCTIONS OF THE BOARD

17.1 The Board is responsible for the overall direction and control of the management of the Company, the prudent development of the external public image of the company including all public statements and announcements and the formulation of the policies to be applied in the conduct of the Company's business.

17.2    The Board must:

        (1)     appoint the CEO of the Company;

        (2)     review and adopt the Annual Program; and

        (3) review and approve the monthly financial statements, marketing reports and other reports of the managers.

17.3 The Board must not assume any obligations or liabilities on behalf of the Shareholders except as provided by this Agreement.

18.     MEETINGS OF SHAREHOLDERS

18.1 Meeting of Shareholders are conducted in accordance with the Constitution, except as otherwise provided in this clause 18.

18.2 A quorum at the meeting of Shareholders shall be two (2) and shall consist of a Party A Shareholder and a Party B Shareholder.

18.3    At any meeting of Shareholders:

        (1)     Party A will exercise 30% of the total votes; and

        (2)     Party B will exercise 70% of the total votes.

19.     PROTECTION OF SHAREHOLDERS

19.1 The Shareholders must exercise their powers in relation to the Company to ensure that:

        (1) the Company carries on and conducts its business and affairs in a proper and efficient manner and for its own benefit;

        (2) the Company transacts all its business on arm's length commercial terms;

        (3) the Company maintains with a reputable insurer adequate insurance against all risks usually insured against by companies carrying on the same or a similar business and for the full replacement or reinstatement value of all its assets of an insurable nature;

        (4) the Company keeps books of account and makes true and complete entries of all its dealings and transactions of and in relation to its business;

        (5) the Company provides each Shareholder within 2 weeks after the end of each calendar month with unaudited management accounts for the preceding month in a form reasonably acceptable to the Shareholders;

        (6) the Company prepares its accounts on an historical cost basis and adopts accounting policies which are either consistent with international accounting standards or those generally accepted in Hong Kong and agreed between the Shareholders;

        (7) the Company prepares accounts in respect of each financial year which are required by statute and, if required by statute, procures that such accounts are audited as soon as practicable and in any event not later than 3 months after the end of the relevant financial year;

        (8) cheques drawn on bank accounts of the Company in excess of HK$250,000 require the signatures of both a Party A Director and a Party B Director;

        (9) the Company keeps each Shareholder fully informed as to all its financial and business affairs; and

        (10) if the Company requires any material approval, consent or licence to carry on its business, the Company uses its best endeavors to obtain and maintain them.

20.     SHAREHOLDERS NOT TO INTERFERE

20.1 Subject to clause 20.2 no Shareholder may interfere with the management or operations of the Company and without limiting the ambit of this prohibition, no Shareholder has the authority to give directions to any officers or employees of the Company.

20.2    Nothing in clause 20.1 restricts a Shareholder's ability:

        (1) to appoint a person to the Board or to influence the way that Director votes at a meeting of the Board;

        (2)     to grant or withhold the Shareholder's approval; or

        (3)     to vote at a meeting of Shareholders.

PARTICULAR POLICIES

21.     DISTRIBUTION POLICY

21.1 If in respect of any calendar quarter the Company has after tax profits available for distribution, the Directors must procure that, subject only to the prudent financial requirements of the Company (including, without limitation, the reinvestment of profits to further develop the Company's business), the Company use such profits in the following order:

        (1)     set off against any accumulated loss brought forward; and

        (2) make maximum distributions by way of Dividend or other means as agreed, provided always that not more than the legal distributable amount which is allowed under the relevant laws and regulations and after setting off or repayment under paragraph (1) of this clause shall be distributed.

21.2 In deciding whether in respect of any calendar quarter the Company has profits available for distribution, any Shareholder may procure the Auditors, if any, to certify the profits available. In giving their certificate the Auditors act as experts and not arbitrators and their determination is binding on the Shareholders.

MEETINGS OF DIRECTORS - CRUCIAL DECISIONS

22.     DIRECTORS

22.1 The board of directors of the Company shall consist of eight (8) directors, provided if Benjamin Wei is not a director, the board shall consist of seven (7) directors. Party A shall be entitled to designate two (2) such directors to the Company and Party B shall be entitled to designate five (5) such directors, one whom will be the chief executive officer of the Company. The eighth director shall be Benjamin Wei unless Party A and Party B agree to the contrary. The Directors shall be appointed and removed in accordance with the Constitution; provided, however, that Mr. Wei may be removed from the Board at any time as agreed by Party A and Party B through their respective directors. Each of the Parties agrees to cause its designated directors on the Company Board to act in accordance with the Business Plan.

22.2    The Initial Directors are:

        (1)     Benjamin Wei;

        (2)     appointed by Party A: Steven Bowman and Bill Clark; and

        (3) appointed by Party B: William Lam, Richard Yin, Edmond Wong, Hardy Chan and a fifth director that will be designated by Party B on a later date.

22.3    Despite the provisions of the Constitution:

        (1) no Party A Director can be appointed without the approval of both parties (which such approval shall not be unreasonably withheld or delayed); and

        (2) a Party A Director may not be removed without the approval of Party A and a Party B may not be removed without the approval of Party B.

22.4    Approval may not be unreasonably withheld under clause 22.3 if:

        (1) the proposed Director is of a caliber and with qualifications similar to the Director being replaced or a person continuing as a Director; and

        (2) the Board will continue to be comprised of at least two (2) Directors appointed by Party A and five (5) Directors appointed by Party B.

22.5 Each Shareholder must ensure that any Director appointed by it is familiar with and observes the terms of this Agreement.

22.6 The provisions of clause 22.4 and clause 22.5 apply to any alternate director.

23.     MEETINGS OF THE DIRECTORS

23.1 The Directors must meet monthly or at other times as the Directors determine.

23.2 The Directors may agree to meet on conference call if it is not possible to meet otherwise.

23.3 Not less than 10 days' notice of meetings of Directors must be given to all Directors unless all Directors consent to a shorter period. Notice may be delivered personally or be given by post, telephone, facsimile or e-mail.

23.4 An agenda of items of business to be dealt with at the Directors' meeting must be given to each Director at least 5 days before the time of the meeting, unless all Directors consent to a shorter period.

23.5 Where the agenda includes any item referred to in clause 25.1, a copy of the agenda must also be given to each Shareholder at the same time as it is distributed to Directors.

23.6 The agenda may be delivered personally or given by post, telephone, facsimile or e-mail.

23.7 A quorum at a meeting of Directors shall be two (2), which shall consist of at least one (1) Party A Director and one (1) Party B Director.

23.8 Each Director may exercise one (1) vote at a meeting of Directors. However, if only one (1) Party A Director is present at any meeting of Directors, that Party A Director may exercise two (2) votes, and if fewer than five (5) Party B Directors are present at any meeting of Directors, the Party B Directors present may between them exercise five (5) votes.

23.9 Each Shareholder may appoint observers who have the right to be present at meetings of the Board. At the invitation of the Board, the observers may speak on any matter being considered by the Board but are not entitled to vote.

23.10 Copies of the minutes of Board meetings must be delivered to each Director within a reasonable time after the completion of the meeting to which the minutes relate.

24.     CHAIR OF THE BOARD OF DIRECTORS

24.1 The Directors will elect one of their number as the chair of the Board from time to time.

24.2    The chair of the Board will not have any casting or additional vote.

25.     MATTERS REQUIRING UNANIMOUS DIRECTORS' APPROVAL

25.1 The Shareholders must exercise their powers in relation to the Company to ensure that except with the prior approval of a resolution of the Directors passed unanimously by all Directors present and voting representing Party A and Party B, respectively, the Company does not:

        (1)     CONTRACTS WITH DIRECTORS OR SHAREHOLDERS

                enter into, vary or terminate any contract or arrangement (whether legally binding or not) with any of its Directors or any Shareholder or with any Related Company of a Shareholder;

        (2)     CONTRACTS OUTSIDE ORDINARY COURSE OF BUSINESS

                enter into any material contract or arrangement outside the ordinary course of its business or by which any person would or might receive remuneration calculated by reference to Company income or profits;

        (3)     MAJOR ASSETS

                acquire or dispose of any asset (or several assets pursuant to a single contract) at a purchase or sale price of greater than US$500,000;

        (4)     EMPLOYMENT AND DIRECTORS' CONTRACTS

                vary the terms of service (including compensation, remuneration and emoluments) of a Director or senior employee (meaning an employee whose rate of gross contractual salary is HK$2,000,000 per annum or more) of the Company or, in the latter case, appoint or dismiss the employee;

        (5)     AUDITOR

                appoint or remove the auditor to the Company;

        (6)     EMPLOYEE SCHEMES

                enter into any non-statutory death, retirement, life or medical insurance, profit sharing, bonus, share option or other scheme for the benefit of the officers or employees of the Company whose terms materially differ from the terms of such schemes typically offered by similar companies in the industry;

        (7)     DISTRIBUTIONS

                pay or make any Dividend or other distribution including make any distribution out of capital profits or capital reserves except under clause 21;

        (8)     SUBSIDIARIES AND INVESTMENTS

                acquire or make any investment in another company or business or incorporate any Subsidiary (other than as contemplated by this Agreement and any of the Operative Agreements);

        (9)     CHANGE IN BUSINESS

                change the nature or scope of its business as carried on for the time being to a material extent (including cessation) or commence any new business not being ancillary or incidental to such business;

        (10)    PARTNERSHIPS ETC.

                enter into any partnership or joint venture with any other person or merge or amalgamate with any person (other than as contemplated by this Agreement and any of the Operative Agreements);

        (11)    EARLY REPAYMENTS

                make any early repayment of any of its indebtedness;

        (12)    ANNUAL PROGRAM

                adopt the Annual Program or depart from the Annual Program in any manner reasonably considered significant by any Shareholder;

        (13)    CHIEF EXECUTIVE OFFICER
                appoint or remove the chief executive officer;

        (14)    CHANGE IN COMPOSITION OF BOARD

                increase or decrease the total number of Directors or vary the proportion of Party A Directors to Party B Directors;

        (15)    ISSUANCE OF SECURITIES

                issue any equity securities or similar interests of the Company

DEADLOCK

26.     DEADLOCK

26.1 If a matter is submitted to a meeting of the Board for decision under clauses 25 and the Board meeting is unable to reach a decision, the matter must be referred to the chief executive officers of each of the Shareholders' ultimate Holding Company (or of the Shareholder if it has no Holding Company) and failing agreement by them within 14 days to the boards of directors of those Holding Companies (and of a Shareholder which has no Holding Company). If the boards of directors of the Holding Companies (and of a Shareholder which has no Holding Company) fail to agree on the matter within a further period of 30 days a deadlock must be treated as having occurred in relation to that matter.

26.2 Within 14 days after the deadlock arises a Shareholder ("Offeror") may make an unconditional offer in writing ("Bid Notice") to sell all its Shares to the other Shareholder ("Recipient") at the price specified in the Bid Notice.

26.3 Within 14 days after service of the Bid Notice ("Bid Notice Period") the Recipient must elect either to accept or reject the offer made by the Offeror.

26.4 If the Recipient rejects or fails to accept the offer made by the Offeror within the Bid Notice Period the Recipient must sell and the Offeror must buy the Shares held by the Recipient unconditionally and at the same price per Share specified in the Bid Notice.

26.5 Completion of the transfer of Shares must take place on or before the 14th day after the expiration of the Bid Notice Period and after all necessary consents and approvals have been obtained. At the time of completion of the transfer the selling party must hand to the purchasing party transfers of the selling party's Shares executed by the selling party together with the certificates for those Shares and the purchasing party must simultaneously hand to the selling party a bank cheque for the total purchase price.

DISPOSAL OF SHARES

27.     DISPOSAL OF SHARES

27.1 The restrictions in this clause 27 apply in addition to the restrictions contained in the Constitution.

27.2 A Shareholder must not Dispose of any of its Shares or Loans (or any interest in either) except:

        (1) by a transfer of its entire undivided legal and beneficial interest in the Shares and Loans Disposed of; or

        (2) in open market transactions after the listing of the Shares on a public exchange or electronic trading system in any jurisdiction; or

        (3)     to a Related Company of the Shareholder.

27.3    The proposed transferee must either:

        (1)     acquire all the Shares and all the Loans of a Shareholder; or

        (2) acquire with Shares of the Shareholder that part of the Loans of the Shareholder which is in the same proportion to the total Loans of the Shareholder as the Shares acquired are to the total Shares of the Shareholder.

27.4 The Shareholders must ensure that before any person (other than a Shareholder) is registered as a holder of any Share, whether by allotment or transfer, that person enters into a deed in a form agreed by the Shareholders by which that person agrees to be bound by the terms of this Agreement. The Shareholders must ensure that the Company does not register that person as the holder of any Share until the deed has been executed. Upon being registered that person must be treated as a Party to this Agreement.

27.5 The Shareholders must ensure that the Company does not register any transfer made in breach of this clause 27 and that the Shares comprised in any transfer so made carry no rights until the breach is rectified.

28.     TRANSFER OF SHARES

28.1 A Shareholder wishing to dispose of its Shares ("Transferring Shareholder") must first offer its Shares ("Offered Shares") in writing for cash to the other Shareholders specifying the price payable for the Shares ("Offer Price") and the terms and conditions of the offer. The Shareholder receiving the offer must accept or reject the offer within a period of 60 days after receipt of the offer by giving notice of its acceptance or rejection of the offer to the Transferring Shareholder. If the offer is not accepted or rejected within 60 days it must be treated as rejected at the expiry of that time. If the offer is rejected, then the Transferring Shareholder is entitled, within a further period of 60 days following the rejection, to sell the Offered Shares to a third person on the same terms and conditions and at a price which must be in cash and not lower than the Offer Price but the right to sell is subject to compliance with the conditions in clause 27.

DEFAULT

29.     MATERIAL BREACH

29.1 In this clause 29 "Material Breach" means any breach of either this Agreement (including a breach of the warranties in clause 31) or of the Constitution which is material having regard to all relevant circumstances including the nature of the relationship between the Shareholders and the need for each Shareholder to maintain the confidence of the other, the nature of the breach (and in particular whether it is intentional, negligent or otherwise) and the consequences of the breach.

29.2 If at any time a Shareholder ("Defaulting Shareholder") commits a Material Breach, any Shareholder ("Aggrieved Shareholder") may serve notice ("Material Breach Notice") on the Defaulting Shareholder identifying the relevant Material Breach and referring to this clause
        29.2. A Material Breach Notice must be served within 60 days after the Aggrieved Shareholder becomes aware of the relevant Material Breach.

29.3    For the purposes of clause 29.6 a "Relevant Event" occurs if:

        (1)     the Defaulting Shareholder commits a Material Breach;

        (2)     the Aggrieved Shareholder serves a Material Breach Notice; and

        (3) 30 days has elapsed since the Material Breach Notice was served and either:

                (a)     the Material Breach has not been remedied; or

                (b)     the Material Breach is not capable of being remedied;

        except that if:

        (4) the Defaulting Shareholder claims that there has not been a Material Breach;

        (5) the Aggrieved Shareholder agrees to the claim being referred to a named expert; and

        (6) the Defaulting Shareholder refers the claim to the expert within the 30 day period;

        a Relevant Event does not occur unless and until the expert determines that a court of competent jurisdiction would on the balance of probabilities hold that there was a Material Breach.

29.4 The expert's fees are payable by the Defaulting Shareholder if the expert advises that a court of competent jurisdiction would on the balance of probabilities hold that the relevant Material Breach Notice was valid and otherwise by the other Shareholders.

29.5 If the expert advises that a court of competent jurisdiction would on the balance of probabilities hold that the relevant Material Breach Notice was valid, then it must be treated as valid for all purposes. If the expert advises otherwise then the relevant Material Breach Notice must be treated as void.

29.6    If a Relevant Event occurs, then:

        (1) any shareholder may purchase the Defaulting Shareholder's shares at a price per share determined:

                (a)     by agreement between the Shareholders; or

                (b) if no agreement is reached between the Shareholders within 14 days from the date of the Relevant Event, by an independent valuer appointed by a unanimous resolution of the Board; or

                (c) if no valuer is appointed by the Board within 30 days from the date of the Relevant Event, by the Chief Executive of the Hong Kong Society of Accountants or his nominee; or

        (2) if the Shares of the Defaulting Party are not purchased by another Shareholder within the later of 60 days from the date of the Relevant Event and the valuation determined pursuant to clause 29.6(1)(b) or 29.6(1)(c), any Shareholder other than the Defaulting Party is entitled to apply to have the Company wound up. The right to apply to have the Company wound up shall expire 30 days after such right commences.

WINDING UP OF COMPANY

30.     RIGHTS ON WINDING UP OF COMPANY

30.1    On the winding up of the Company:

        (1)     any business name of the Company must be deregistered;

        (2) the Company must surrender the licence of any intellectual property licensed to it by any Shareholder;

        (3) any other arrangements between the Company and Shareholders in relation to the business and assets of the Company terminate;

        (4) each Shareholder must cease as soon as practicable to make any reference to the other Shareholders (or any Related Company of any other Shareholder) in any material or advertising published by it in connection with its business; and

        (5) the Shareholders are entitled to have full access to the clients and customers of the Company.

        (6) Neither Shareholder will set up business in direct competition to the other Shareholder during the Joint Venture or within 12 months of winding up the Joint Venture; provided, however, that the non-Defaulting Party shall have the right to continue the business of the Company.

ANCILLARY PROVISIONS

31.     WARRANTIES

31.1 Each of the Parties represents and warrants to each other Party that it is a company duly incorporated and validly existing under the laws of the country of its incorporation and has all requisite powers to own property and has the necessary power to bind itself in the manner contemplated by this Agreement and to execute, deliver and perform this Agreement.

31.2 Each of the Parties represents and warrants to each other Party that it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder.

31.3 Each of the Parties represents and warrants to each other Party that this Agreement has been validly executed and delivered by it and constitutes the valid, binding and enforceable obligations of it in accordance with its terms.

31.4 Each of the Parties represents and warrants to each other Party that it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within its jurisdiction of formation and principal place of business to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement.

31.5 Each of the Parties represents and warrants to each other Party that there are no (A) non-governmental third parties and (B) governmental or regulatory entities in its jurisdiction of formation and principal place of business who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by such Party for the consummation of the transaction contemplated hereunder.

31.6 Party A acknowledges that Party B has entered into this Agreement in reliance upon Party A's contribution of its intellectual property related to the Product (including, without limitation, the Patented Technology and Licensed Marks, as those terms are defined in the License and Distribution Agreement). Party A hereby confirms its representation and warranties in clauses 12.1(f) and (g) of the License and Distribution Agreement, which are incorporated herein by reference.

31.7 Except as set forth in Item 9 of the schedule, each of the Parties represents and warrants to each other Party that no Person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated hereby as a result of any action taken by or on behalf of such Party.

32.     THE CONSTITUTION

32.1 The Shareholders agree that the provisions of this Agreement override the provisions of the Constitution if there is any inconsistency.

32.2    Each Shareholder undertakes with each other Shareholder to:

        (1) exercise all votes, powers and rights under the Constitution to give effect to the provisions and intentions of this Agreement; and

        (2) observe and comply promptly with the provisions of the Constitution.

32.3 Nothing contained in this Agreement constitutes an amendment of the Constitution.

32.4 If any provision of this Agreement to be effective needs to be included in the Constitution, the Shareholders must amend the Constitution accordingly.

33.     CONFIDENTIAL INFORMATION

33.1    In this clause unless the context otherwise requires:

        (1) "Approved Purposes" means the purposes of the Company and the joint venture;

        (2)     "Confidential Information" means information of every kind:

                (a)     concerning or in any way connected with:

                        (i)     the joint venture;

                        (ii)    the subject matter of the joint venture;

                        (iii)   the Company;

                        (iv)    any Related Company of the Company;

                        (v)     the Supplying Party; or

                        (vi)    any Related Company of the Supplying Party; or

                (b) which is the property of the Company or of the Supplying Party or any Related Company of the Company or of the Supplying Party;

                and which:

                (c) is disclosed in writing, orally or by any other means by the Supplying Party to the Receiving Party or by any person on behalf of the Supplying Party to the Receiving Party or an employee, officer or agent of the Receiving Party; or

                (d) comes to the knowledge of the Receiving Party or an employee, officer or agent of the Receiving Party by any means;

        (3) "Notes" means notes which relate to, summaries and copies of and extracts from any Confidential Information whether in documentary, visual, machine readable or other form;

        (4) "Receiving Party" means a Shareholder or the Company which receives Confidential Information; and

        (5) "Supplying Party" means a person (including a Party to this Agreement and the Company) by which Confidential Information is supplied to the Receiving Party.

33.2    The Receiving Party must:

        (1) maintain and take all steps necessary to maintain all Confidential Information and all Notes in strictest confidence;

        (2) ensure that proper and secure storage is provided for the Confidential Information and all Notes while in the possession or under the control of the Receiving Party;

        (3) take all precautions necessary to prevent accidental disclosure of any of the Confidential Information or any of the Notes;

        (4) not disclose any of the Confidential Information or Notes to any person other than those of the Receiving Party's employees, officers and agents who are required to receive and consider the Confidential Information in the course of (and solely for) the Approved Purposes;

        (5) use Confidential Information and Notes solely for the Approved Purposes;

        (6) not make Notes or allow Notes to be made except as necessary in connection with the Approved Purposes;

        (7) keep a record of what copies have been made of Confidential Information and of Notes and what Notes have been made and by whom and supply this information to the Supplying Party on request;

        (8) keep confidential the fact that Confidential Information has been provided by the Supplying Party to the Receiving Party; and

        (9) not expressly or impliedly disclose the existence of Confidential Information or Notes.

33.3 Clause 33.2 does not impose obligations on the Receiving Party concerning Confidential Information which the Receiving Party proves to the reasonable satisfaction of the Supplying Party:

        (1)     at the date of this Agreement is publicly available;

        (2) subsequent to the date of this Agreement becomes publicly available without breach of this Agreement;

        (3) the Receiving Party obtained from a third party without breach by that third party of any obligation of confidence concerning that Confidential Information; or

        (4) was already in the Receiving Party's possession (as evidenced by written records) when provided by or on behalf of the Supplying Party.

33.4 It is not a breach of clause 33.2 for the Receiving Party to disclose Confidential Information which it is obliged by law to disclose to the person to whom it is disclosed or to the general public, if necessary or disclosure of Confidential Information in the ordinary course of a party's business provided such Confidential Information is not proprietary.

33.5 The Receiving Party must use its best endeavors to cause all of its employees, officers and agents who receive or have access to Confidential Information or Notes to observe all of the Receiving Party's obligations and undertakings contained in this clause 33.

33.6 The Receiving Party must return all documents and other media which contain Confidential Information and deliver all Notes to the Supplying
        Party:

        (1)     immediately when requested by the Supplying Party to do so;

        (2)     when the Receiving Party ceases to be a Shareholder;

        (3)     when the Company goes into liquidation; or

        (4)     when the joint venture terminates;

        whichever is the earliest.

33.7 The Receiving Party's obligations and undertakings continue indefinitely and are not diminished or terminated by the completion or termination for any reason of this Agreement.

33.8 The Parties must ensure that the Company complies with obligations so far as is possible identical with those obligations placed upon them by this clause 33.

34.     PUBLIC STATEMENTS

34.1 Except as required by law, court order or public relation purpose neither Shareholder may issue any statement, confirm, or otherwise release information to or through any medium for the communication of information to the public, except with the prior concurrence of the other Shareholder both as to the content and timing of the release:

        (1)     concerning the business or affairs of the Company; or

        (2)     that this Agreement exists.

35.     GOOD FAITH

35.1    Each Shareholder must:

(1) give all co-operation and assistance reasonably necessary to make the operations of the Company successful;

(2) do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement and the Constitution; and

(3)     be just and faithful to each other Shareholder.

35.2    No Shareholder may pledge the credit of any other Shareholder.

36.     TIME OF THE ESSENCE

36.1    Time is of the essence of this Agreement.

37.     NO PARTNERSHIP ETC.

37.1 This Agreement does not create or evidence a partnership or a fiduciary relationship or the relationship of principal and agent between the Parties.

37.2 Except as specifically provided in this Agreement no Shareholder may or has authority to act as agent or representative of or in any way bind or commit another Shareholder to any obligation.

38.     MEDIATION

38.1 If a dispute arises in connection with this Agreement, a Party to the dispute must give to the other Party notice specifying the dispute and requiring its resolution under this clause 38 ("Notice of Dispute").

38.2 If the dispute is not resolved within 30 days after the Notice of Dispute is given to the other Party ("Notice Period"), the dispute is by this clause submitted to mediation. The mediation must be conducted in Hong Kong.

38.3 If the Parties have not agreed upon the mediator and the mediator's remuneration within 7 days after the Notice Period:

        (1)     the mediator is the person appointed by; and

        (2) the remuneration of the mediator is the amount or rate determined by;

        the President of the Law Society of Hong Kong ("President") or the President's nominee, acting on the request of any Party.

38.4 If the dispute is not resolved within 28 days after the appointment of the mediator any Party may submit the dispute to arbitration pursuant to clause 46.

38.5 This clause 38 does not prevent any Party from obtaining any injunctive, declaratory or other interlocutory relief from a court which may be urgently required.

39.     SEVERABILITY

        If anything in this Agreement is unenforceable, illegal or void then it is severed and the rest of this Agreement remains in force.

40.     ENTIRE UNDERSTANDING

40.1    This Agreement, the Operative Agreements and the Constitution:

        (1) are the entire agreement and understanding between the Parties on everything connected with the subject matter of this Agreement; and

        (2) supersede any prior agreement or understanding on anything connected with that subject matter.

40.2 Each Party has entered into this Agreement without relying on any representation by any other Party or any person purporting to represent that Party.

41.     VARIATION

        An amendment or variation to this Agreement is not effective unless it is in writing and signed by the Parties.

42.     WAIVER

42.1 A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

42.2 The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

42.3    A waiver is not effective unless it is in writing.

42.4 Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

43.     FURTHER ASSURANCE

        Each Party must promptly at its own cost do all things (including executing all documents) necessary or desirable to give full effect to this Agreement.



44.     COSTS

        Each Party must pay its own costs and disbursements connected with the negotiation, preparation and execution of this Agreement and the Operative Agreements.

45.     NOTICES

        Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by internationally recognized air courier service, or (c) transmitted by facsimile, in each case to the parties as follows, as elected by the party giving such notice, to the other parties at the addresses set forth on Schedule 1 of this Agreement, or as amended by notice pursuant to this subsection. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) three (3) Business Days after delivery to the courier, or (iii) the next Business Day in the jurisdiction of the recipient following the date of transmission with electronic confirmation if transmitted by facsimile, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties. All notices and other communications shall be in the English language.

46.     GOVERNING LAW AND JURISDICTION; ARBITRATION

46.1 This Agreement shall be governed and interpreted in accordance with the Laws of Hong Kong Special Administrative Region.

46.2 Subject to clause 38 hereof, the Parties agree to submit all disputes arising out of this Agreement to arbitration in Hong Kong in accordance with the Model Law on International Commercial Arbitration adopted by the United Nations Commission on International Trade Law.

47.     STRUCTURAL CHANGE, BANKRUPTCY

        If there is any bankruptcy or similar filing or proceeding against Party A, Party B shall have the right to purchase Party A's equity interest in the Company at a cash purchase price equal to the fair market value of the Company as of the date such filing or proceeding was instituted.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 1

Item 1  COMMENCEMENT DATE [CLAUSE 1.1(7)]

        The date of this Agreement is August 31, 2000

Item 2  EFFECTIVE DATE [CLAUSE 1.1(13)]

        [ ] 2000

Item 3  NUMBER OF SHARES FOR WHICH PARTY A MUST SUBSCRIBE [CLAUSE 5.1]

        300,000 shares

Item 4  NUMBER OF SHARES FOR WHICH PARTY B MUST SUBSCRIBE [CLAUSE 5.2]

        700,000 shares

Item 5 AMOUNT OF AUTHORISED AND PAID UP CAPITAL AFTER THE EFFECTIVE DATE [CLAUSE 5.3]

        Authorised capital: 5,000,000 shares with no par value
        Paid up capital:    1,000,000 shares of US$500,000 in total

Item 6  TERRITORY [CLAUSE 1.1(25)]

        All countries within Asia Pacific including but not limited to Hong Kong, The People's Republic of China, North and South Korea, Japan, Singapore, Taiwan, Macau, Indonesia, Malaysia, Thailand, Vietnam, The Philippines, India, Pakistan, Brunei, Bangladesh, Sri Lanka, Papua New Guinea and Myanmar, Australia and New Zealand and any other city, province or country agreed to in writing by the Parties.

Item 7  PARTY A'S ADDRESS FOR SERVICE AND FACSIMILE NUMBER [CLAUSE 45]

        Name         :    PharmaPrint Inc.
        Attention    :    Chief Executive Officer
        Address      :    4701 Von Karman Avenue, Suite 201, Newport Beach,
                          California 92660, United States of America
        Facsimile No.:    949-794-7777

Item 8  PARTY B'S ADDRESS FOR SERVICE AND FACSIMILE NUMBER [CLAUSE 45]

        Name         :    Capital Alert Investments Ltd
        Attention    :    Richard Yin
        Address      :    c/o 5/F., Hutchison House, 10 Harcourt Road

                          Central, Hong Kong
        Facsimile No.:    (852) 2845 3368

Item 9  BROKER'S OR FINDER'S FEE [CLAUSE 31.7]

        Upon closing, First Consulting Group, Inc. shall receive from Party A a fee equal to 7% of the advanced by Party A pursuant to Clause 5.1 proceeds and options to purchase up to 500,000 shares of Party A's common stock over three years at an option price of $0.375. Neither Party B nor the Company shall incur any obligation to First Consulting Group, Inc. as a result of the fees described herein.



                            [SIGNATURE PAGE FOLLOWS]

EXECUTED as an agreement.

                                      PHARMAPRINT INC.


                                      By:
                                          -----------------------------------
                                          Name: Steven A. Bowman
                                          Its: Chief Executive Officer


                                      CAPITAL ALERT INVESTMENT LTD


                                      By:
                                          -----------------------------------
                                          Name:
                                          Its:

                                   ANNEXURE A

                           Constitution of the Company

                                 [clause 1.1(9)]


The name of the Company is "Kingsway PharmaPrint Asia Limited" or such other name determined by the Parties.

Item 1 The Registered Office of the Company will be situated at P.O. box 957, Offshore Incorporations Center, Road Town, Tortilla, British Virgin Islands.

Item 2  The Liability of the Members is limited.

Item 3 The Authorised Share Capital of the Company is 5,000,000 shares with no par value with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

Item 4 The Company shall be a private company and accordingly the following provisions shall have effect:

        (a) The number of Members for the time being of the Company (exclusive of persons who are in the employment of the Company, and of persons, who having been formerly in the employment of the Company were, while in such employment and having continued after the determination of such employment to be, Members of the Company) is not to exceed fifty, but where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of the paragraph, be treated as a single Member.

        (b) Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

        (c) The Company shall not have power to issue share warrants to bearer.

                                   ANNEXURE B

                       Dated the 31st day of August, 2000


                                PHARMAPRINT INC.


                                       AND


                        KINGSWAY PHARMAPRINT ASIA LIMITED


                       LICENCE AND DISTRIBUTION AGREEMENT

THIS LICENCE AND DISTRIBUTION AGREEMENT IS MADE THE 31ST DAY OF AUGUST, 2000.

BETWEEN

(1) PHARMAPRINT INC, a company incorporated under the laws of Delaware, United States of America and having its registered office at 4701 Von Karman Avenue, Suite 201, Newport Beach, CA 92660, U.S.A. ("Party A"); and

(2) KINGSWAY PHARMAPRINT ASIA LIMITED, a company incorporated under the laws of the British Virgin Islands and whose registered office is situate at P.O. Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands ("Party B").


WHEREAS:

(A) Party A is a company that develops, manufactures and markets dietary supplements, functional foods and pharmaceuticals derived from natural plant extracts. Party A is the proprietary owner of the PharmaPrint(TM) Process technology. The PharmaPrint(TM) Process technology enables the precise identification and consistent replication of the active ingredients from the natural plant extracts that are scientifically believed to provide the desired health benefits.

(B) Party A has entered into a joint venture shareholders' agreement with Capital Alert Investments Limited, a company incorporated under the laws of the British Virgin Islands on August 31, 2000 for the formation and operation of Party B.

(C) Party A has agreed to grant to Party B a licence for the manufacturing, marketing and distribution of the Product in the Asia Pacific Region as set forth herein.


NOW IT IS AGREED between the parties as follows:

1.      DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

        "Asia Pacific Region" are countries within Asia Pacific, including but not limited to, Hong Kong, The People's Republic of China, North and South Korea, Japan, Singapore, Taiwan, Macau, Indonesia, Malaysia, Thailand, Vietnam, The Philippines, India, Pakistan, Brunei, Bangladesh, Sri Lanka, Papua New Guinea and Myanmar, Australia and New Zealand.

        "Know-How" means Party A's information and manufacturing directions, drawings, processing information, standards and specifications as to the materials to be used, control methods and test data necessary to manufacture Products.

        "Patented Technology" means the PharmaPrint(TM) Process technology itemized on Schedule 1.1 hereto including the modifications and updates developed by Party A and its Related Company and as further modified pursuant to clause 16.1. Schedule 1.1 may be amended from time to time as Party A applies for or is issued additional patents.

        "Product" means the dietary supplements, functional foods and pharmaceuticals derived from natural plant extracts produced by Party B or any sublicensee, contractor or other third party using the Patented Technology.

        "Related Company" in respect of a company means its Subsidiary, its Holding Company or another company within the same Group of Companies as the first mentioned company (as those terms are defined in Section 2 of the Companies Ordinance (cap. 32)).

        "Services" means the provision of access rights, maintenance and usage of the Patented Technology to third parties, and training programs.

1.2 In this Agreement, unless the context otherwise requires, words importing a gender shall include every gender and words importing the singular shall include the plural and vice versa.

1.3 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2.      LICENCE AND DISTRIBUTION AGREEMENT

        2.1 Party A hereby assigns, transfers and sets over to Party B all right, title and interest to all patents, registrations and/or applications filed by Party A or its agent in any jurisdiction in the Asia Pacific Region as set forth on Schedule 1.1 (the "Asia Patents"). Party A hereby grants Party B a non-exclusive (subject to Section 9), perpetual, royalty-free (except pursuant to Section 5) and fully-paid license (i) to use, modify, reproduce, display, make, deploy and otherwise exploit the Patented Technology, Know-How and the associated intellectual property rights therein in the manufacturing of the Products, and (ii) to sublicense any of the foregoing rights pursuant to
        Section 14 in any jurisdiction in the Asia Pacific Region (collectively, the "Technology License"), each during the term of this Agreement. Party A hereby grants Party B an exclusive, perpetual, royalty-free (except pursuant to Section 5) and fully-paid license (i) to use the Licensed Marks (as defined in Section 10.2) in the Asia Pacific Region and (ii) to sublicense any of the foregoing rights pursuant to Section 14 in any jurisdiction in the Asia Pacific Region (collectively, the "Trademark License"), each during the term of this Agreement. Party A hereby grants to Party B an exclusive and perpetual right and license to market, promote and distribute ("the Distribution Right") the Product in the Asia Pacific Region on the terms and conditions set out below during the term of this

        Agreement. Notwithstanding the foregoing, the Technology License, Trademark License and Distribution Right granted in this Section 2 (collectively, the "Licenses") shall not include the right to pharmaceutical discovery or development of any Product which would require U.S. Food and Drug Administration approval or any similar U.S. government approval process prior to their sale. Party B hereby grants to Party A a perpetual, royalty free non-exclusive and fully paid license to use, modify, reproduce, display, make, deploy and otherwise exploit the Asia Patents and to sublicense any of the foregoing rights subject to the limits provided for herein, including, without limitation, such rights that are granted exclusively to Party B.

3.      PRODUCTS AND SERVICES

3.1 The Licences shall include the right to manufacture, market, promote and distribute the Product manufactured by using the Patented Technology in the Asia Pacific Region and the right to sublicense the Patented Technology and Know-How for the manufacture, marketing, promotion and distribution of Products in the Asia Pacific Region.

3.2 For the avoidance of doubt, Party B shall have the unfettered right subject to the terms and conditions hereof to lay down the terms and conditions for the use of the Patented Technology and Services by customers and charge such fees and conditions as Party B may think fit.

4.      CUSTOMIZATION AND LAUNCHING OF SERVICE

4.1 Party B shall have the right to test the Product, by itself or a qualified person, before the Launch Date to verify that the Product complies with the legal requirements and standards in the Asia Pacific Region.

4.2 Party A and Party B shall discuss from time to time the standard of the Product and seek ways to improve and upgrade the Product.

4.3 Party A shall use reasonable efforts to make all improvements, modifications, enhancements and updates to the Patented Technology and Know-How as Party A reasonably considers necessary, but Party B shall bear and pay all cost for the customization of such improvements, modifications, enhancements and updates for the Asia Pacific Region requested by Party B. Party A shall provide an estimated cost prior to the customization.

4.4 Party A shall provide operating manuals and training to the extent such exist (including update manuals and training) and technical support services to Party B and its staff in a timely manner. Party B shall reimburse Party A for its reasonable costs and expenses associated with providing such training and services, including, without limitation, the per diem salary costs of Party A employees providing requested training and support services and the reasonable expenses for necessary travel.

5.      ROYALTY

        In consideration of the granting of the Licences, Party B agrees to pay a royalty of 5% of the gross sales of Products and 5% of any other revenues generated directly or indirectly from the Patented Technology or Know-How, less reasonable provisions for bad debts computed in accordance with international accounting standards or those generally accepted in Hong Kong and agreed between the parties. The royalty is payable to Party A within 30 days after the end of each calendar quarter (i.e. no later than April 30, July 30, October 30 and January 30).

6.      NAME OF THE PRODUCTS AND SERVICES

        The Product shall be launched under "PharmaPrint" or in such other manner as mutually agreed between the parties.

7.      PROMOTION

        Party B will promote the Product in Hong Kong and other countries or cities within the Asia Pacific Region as Party B shall deem appropriate and as governed by this Agreement.

8.      CUSTOMIZATION FOR OTHER ASIAN MARKETS

        If requested by Party B, Party A shall customize the Product, within a time table and costs mutually agreeable to both parties, for other countries or cities within the Asia Pacific Region in manner as requested by Party B so as to make the Product suitable for market and distribution in such countries or cities. Party B shall have the same right to promote, market and use all such technology and know-how in the same manner as set out above.

9.      EXCLUSIVE AND PERPETUAL RIGHT

9.1 Party B shall have the perpetual, non-exclusive right to use the Patented Technology and Know-How to manufacture the Product during the term hereof and the exclusive and perpetual right and license to market and distribute the Product within the Asia Pacific Region during the term hereof as provided in Section 2 hereof.

9.2 Subject to the proviso in Section 2 hereof, Party A shall not, and shall not permit any other person except Party B during the license period to:

        (a) license in connection with the sale or distribution of Product, the Patented Technology and Know-How or similar technology and know-how to any person or company within the Asia Pacific Region, or

        (b) license in connection with the sale or distribution of Product, any person or company to use the Patented Technology and Know-How or any similar technology and know-how developed by Party A or its Related Companies in the Asia Pacific Region, or

        (c) license in connection with the sale or distribution of Product, any person or company to use the Patented Technology and Know-How or any similar technology and know-how developed by Party A or its Related Companies in a way as to compete with Party B's business in the Asia Pacific Region, or

        (d) market and distribute the Product or similar products in the Asia Pacific Region utilizing the Patented Technology and Know-How or any similar technology and know-how in a way as to compete with Party B's business or license any third party to do any of the same.

9.3 Notwithstanding the foregoing, in the event that any third party (a "Manufacturing Licensee") will obtain a license to the Patented Technology, Know-How or similar technology from Party A or its Related Companies for the manufacture of the Products in the Asia Pacific
        Region:

        (a) Party A shall provide to Party B prompt written notice of negotiations with a potential Manufacturing Licensee prior to the date that Party A and such Manufacturing Licensee enter into a definitive agreement(s);

        (b) The shares of such Manufacturing Licensee's capital stock must be listed on the New York Stock Exchange or on the Nasdaq National Market; and

        (c) Any definitive agreement between Party A and a Manufacturing Licensee shall include a provision whereby the Manufacturing Licensee acknowledges (i) that it has no rights to distribute Products in the Asia Pacific Region and (ii) that Party B has the exclusive right to distribute Products in the Asia Pacific Region.

9.4 Notwithstanding the foregoing, a Manufacturing Licensee may enter into subcontracts with entities which do not comply with the requirements contained in Clause 9.3(b) in connection with any such manufacturing license for the manufacture of the Products in the Asia Pacific Region.

10.     USE OF PARTY A'S TRADEMARKS AND LOGOS

10.1 Party A has the right to use, adopt, incorporate, show and display the name of Party A and all trade marks, service marks, business names and all marks, signs and logos of Party A and its affiliates, including all names, marks, signs and logos which may in the future be used or adopted by Party A and its affiliates for or in connection with the Products or the Services or the promotion or marketing thereof.

10.2 Party B shall during the term hereof have the right to use, adopt, incorporate, show and display the name of Party A, service marks, business names and all marks, signs and logos of Party A as exhibited in
        Schedule 10.2 and future service marks, business names and all marks, signs and logos of Party A from time to time ("the Licensed Mark") for and in connection with the Product and the manufacture, promotion and marketing thereof.

10.3 Party B must not modify or alter the Licensed Mark without the prior written consent of Party A, which consent shall not be withheld unreasonably where such modification or alteration solely relates to the use of the logo in any particular country or city in the Asia Pacific Region in which the Services are provided.

10.4 If any Licensed Mark is modified or altered under clause 10.3, the property in that mark shall be the property of Party B and Party A must assign to Party B all intellectual property rights arising out of the modification or alteration.

11.     QUALITY STANDARDS

11.1 Party A shall establish reasonable quality standards for the Products and Services provided under the Licensed Marks for the purpose of protecting the Licensed Marks as provided herein.

11.2 Party B agrees to adopt the quality standards established by Party A pursuant to Clause 11.1 for the Products and Services provided under the Licensed Marks as the minimum standard of quality for the Products and Services.

11.3 Party B shall have the right to create and distribute promotional and marketing literature and materials for the Products and Services using the Licensed Marks and materials and content provided by Party A. Party A shall have the right to control the quality of all promotional and marketing literature and materials bearing the Licensed Marks and Party B's use of the Licensed Marks.

11.4 Party A shall use reasonable efforts to promptly inform Party B of all of their marketing initiatives and advertising campaigns that would be reasonably likely to significantly affect the Asia Pacific Region for the Products and Services. Upon request by Party B, Party A shall provide copies of their advertising and promotional materials to assist Party B in the development of its own such materials for the Asia Pacific Region.

11.5 Party A shall as soon as reasonably practicable include an appropriate reference approved by Party B on its internet home page (as well as certain of its advertising and promotional materials as determined in Party A's sole discretion) that the Products and Services in relation to the Asia Pacific Region are being granted and will be available to customers through Party B.

12.     REPRESENTATIONS AND WARRANTIES

12.1    Party A warrants and represents to Party B that:

        (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has the corporate power and is authorized under its Certificate of Incorporation and its Bylaws to carry on its business as now, and as proposed to be, conducted;

        (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

        (c) this Agreement has been validly executed and delivered by it and constitutes the valid, binding and enforceable obligations of it in accordance with its terms;

        (d) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the United States to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

        (e) except as set forth on Schedule 12 hereto, there are no (A) non-governmental third parties and (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Party A for the consummation of the transaction contemplated hereunder;

        (f) except as set forth on Schedule 12 hereto, it is the sole and rightful owner of all right, title and interest in and to the Patented Technology and the Licensed Marks and all related intellectual property rights therein or holds adequate licenses or otherwise holds all rights necessary to use the Patented Technology and the Licensed Marks and all related intellectual property rights therein free and clear of all liens, claims and encumbrances, and it has the unrestricted right to market, license and exploit the Patented Technology and the Licensed Marks and all related intellectual property rights therein and such marketing, licensing and exploitation of the Patented Technology and the Licensed Marks and all related intellectual property rights therein will in no way constitute an infringement or other violation of any patent, copyright, trade secret, or trademark or other third party rights;

        (g) except as set forth on Schedule 12 hereto, no claims have been made in respect of the Patented Technology or Licensed Marks and any related intellectual property rights therein and no demands of any third party have been made pertaining to them, and no proceedings have been instituted or are pending or, to the best of its knowledge, threatened that challenge the rights of Party A in respect thereof; and

        (h) All services by Party A to Party B will be provided in a professional, diligent and timely manner using staff knowledgeable and suitably qualified for the performance of the respective tasks for which they are responsible and Party A will use reasonable efforts to ensure that the quality and reliability of such services are no less favorable to Party B than the equivalent services provided by Party A it for its own purposes.

12.2    Party B warrants and represents to Party A that:

        (a) it is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and it has the corporate power and is authorized under its Articles and Memorandum of Association to carry on its business as now, and as proposed to be, conducted;

        (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

        (c) this Agreement has been validly executed and delivered by it and constitutes the valid, binding and enforceable obligations of it in accordance with its terms;

        (d) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained in Hong Kong, as necessary, to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

        (e) it is in compliance with all requirements of any Hong Kong, or to the best of its knowledge, any other law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon it or any of its property or to which any of its business related to the Products is subject, except where failure to be in compliance could not reasonably be expected to have a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Party B taken as a whole (subject to obtaining any special governmental licenses required in any particular jurisdiction to manufacture, market, promote and/or distribute the Products);

        (f) there are no (A) non-governmental third parties or (B) governmental or regulatory entities in Hong Kong who are entitled to any notice of the transactions contemplated hereunder or whose consent is required to be obtained by Party B for the consummation of the transaction contemplated hereunder; and

        (g) it has the staff, capacity, skill and experience to market and promote the Service and Products in the Asia Pacific Region.

13.     INDEMNIFICATION

13.1 Party A shall defend, indemnify and hold harmless Party B, its Related Companies and any sublicensees and any of their respective officers, directors, agents and employees (each a "Party B Indemnified Party") from and against any damages, liabilities, losses, claims, demands, judgments, suits, costs and expenses, including but not limited to reasonable attorneys' fees, if any, suffered or incurred by a Party B Indemnified Party as a result of any breach of any warranty or representation given by Party A hereunder, provided that (i) Party A is promptly notified of any and all threats, claims and proceedings related thereto, (ii) Party A shall have sole control of the defense and/or settlement of any claim or proceeding, except that Party A may not enter into such settlement without Party B's prior written consent thereto, which shall not be unreasonably withheld, (iii) Party B furnishes to Party A, upon request, information available to Party B for such defense, and (iv) Party B provides Party A with reasonable assistance at Party A's expense.

13.2 Party B shall defend, indemnify and hold harmless Party A and its Related Companies and any of their respective officers, directors, agents and employees (each a "Party A Indemnified Party") from and against any damages, liabilities, losses, claims, demands, judgments, suits, costs and expenses, including but not limited to reasonable attorneys' fees, if any, suffered or incurred by a Party A Indemnified Party as a result of any breach of any warranty or representation given by Party B hereunder.

14.     RIGHT TO SUB-LICENSE

14.1 Party B shall have the exclusive right to sub-license the Patented Technology, Know-How, Services and Licensed Marks to other persons or companies as necessary or required to distribute Products in the Asia Pacific Region. In addition, Party B shall have the exclusive right to sub-license the Distribution Right of Products to persons or other companies in the Asia Pacific Region only.

14.2    Any sub-licence granted by Party B:

        (a) must expressly acknowledge and bind the sub-licensee to observe and preserve the rights of Party A granted under this Agreement; and

        (b) must terminate immediately if this Agreement terminates for any reason whatsoever.

        (c) Party B will ensure that the sub-licensee follows the quality standards set by Party A as per clause 11.1. Party B will include a clause in its sub-license agreement that specifies compulsory quality compliance as part of the agreement for the sub-license.

15.     PARTY B'S RIGHT OF FIRST REFUSAL

        Party A agrees to negotiate in good faith a license agreement with Party B, prior to negotiating with any third party, for any and all new technology and know-how developed by Party A or its Related Company or its joint ventures, its partnerships or similar entities which are not directly related to or derivative of the Patented Technology and which does not constitute an update or modification to the Patented Technology (the "New Technology") for use in the Asia Pacific Region during the term of this Agreement, provided that no third party or partner of Party A that has ownership rights or a license to such New Technology (as a result of its support of the development of such New Technology) objects to such negotiations.

16.     INTELLECTUAL PROPERTY

16.1 To effect the physical transfer and/or operational availability of the Patented Technology by Party A to Party B, Party A shall provide to Party B, as soon as reasonably practicable after the Effective Date (and with respect to any modifications or updates, as soon as reasonably practical but no later than such modifications or updates are delivered to Party A's other customers or partners (joint venture or otherwise)), the Patented Technology in tangible form (including but not limited to those items described in Schedule 1.1). Party A agrees to undertake and provide services related to the Patented Technology and Services pursuant to this Agreement and as further mutually agreed to by the parties. Party A agrees to cooperate and, at the Party B's expense, assist in the filing of all patent applications in the Asia Pacific Region, assign existing patents and patent applications in the Asia Pacific Region, and take such other action for the protection of its rights in any jurisdiction within the Asia Pacific Region as reasonably requested by Party B; and, upon the completion of such registration, such rights shall be deemed to be Patented Technology hereunder. Any modifications or updates to the Patented Technology developed by Party B shall be owned solely by Party B. Party B agrees to negotiate in good faith a license agreement with Party A for any such modifications and updates.

16.2 Except as set forth in clause 16.1, the ownership of the Patented Technology and its modifications and updates shall remain with Party A.

16.3 If the Patented Technology contains any intellectual property belonging to third parties, Party A will notify Party B in writing of such third parties rights.

16.4 Party B will promptly notify Party A of any infringement of Party A's rights in or to the Patented Technology, Product and the Licensed Marks as soon as Party B is aware of such infringement. Party B agrees promptly to take such commercially reasonable steps and actions to protect and enforce Party A's right in or to the Patented Technology, Product and the Licensed Marks on the condition that Party A agrees to pay and indemnify Party B against all costs and liabilities that may be incurred by Party B.

17.     CONFIDENTIALITY

17.1 "Confidential Information" means the confidential information of a party which relates to the subject matter of this Agreement and includes information relating to:

        (a) the design, specification and content of the Patented Technology, the Product and the Services;

        (b) the personnel, policies or business strategies of Party A and Party B; and

        (c) the terms on which the Patented Technology and Product are being supplied and installed under this Agreement;

        all of which information is deemed proprietary.

17.2 A party must not, without the prior written approval of the other party, disclose the other party's Confidential Information.

17.3 It is not a breach of section 17 for a party to disclose Confidential Information which it is obliged by law to disclose to the person to whom it is disclosed or to the general public, if necessary or disclosure of Confidential Information in the ordinary course of a party's business provided such Confidential Information is not proprietary.

17.4 Each party must take all reasonable steps to ensure that its employees and agents, and any sub-contractors engaged for the purposes of this Agreement, do not make public or disclose the other party's Confidential Information.

17.5 Each party may at any time require the other party's employees, agents or sub-contractors engaged in the performance of this Agreement to execute a suitable confidentiality deed.

17.6 Each party must on demand return to each other any documents supplied by each other in connection with this Agreement.

17.7 Despite any other provision of this clause 17, each party may disclose the terms of this Agreement (other than Confidential Information of a technical nature) to its Related Company, solicitors, auditors, insurers or accountants, but must ensure that every person to whom that disclosure is made uses that information solely for the purposes of advising or reporting to such party.

17.8    This clause 17 survives the termination of this Agreement.

18.     MUTUAL EXCLUSIVITY

        Each party agrees that they will not during the term of this Agreement, engage or approach other third parties with a purpose of licensing, distributing or providing the same or similar type of Patented Technology, in connection with the Product and Services, other than under the provisions of this Agreement.

19.     DEFAULT

19.1    Each of the following is an event of default ("Event of Default"):

        (a) pursuant to the final decision of an arbitrator in accordance with clause 24 (if the Defaulting Party objects to the Notice of Default);

        (b) any party fails to carry out any material provision of this Agreement and the failure is not capable of remedy or the failure is capable of remedy and such party does not remedy that failure within 30 days after written notice to the such party requiring it to be remedied; notwithstanding the foregoing, material breaches of clauses, other than clauses 2, 5, 10, 14 and 17 by Party B, and other than clauses 2, 3, 4, 8, 9, 12.1(f), 12.1(g), 14, 16 and 17 by Party A, shall not be Events of Default;

        (c) it becomes unlawful for any party to perform its material obligations under clauses 2, 5, 9, 10 or 14 of this Agreement.

19.2 After an Event of Default occurs in relation to any party, the other party may, without prejudice to its other rights and remedies, terminate this Agreement by giving notice in writing to the defaulting party; provided, however, that if the Defaulting Party objects to such notice within 14 days, this agreement may be terminated only upon the final decision of an arbitrator in accordance with clause 24.

19.3 On termination of this Agreement under this clause 19.2 each party retains the rights it had against the other party in respect of any past breach, in addition to any other rights, powers or remedies provided by law.

19.4 In case an Event of Default occurs in relation to any party (the "Defaulting Party"), the Defaulting Party must on demand pay to the other party all of the expenses incurred by such other party in connection with the breach or default including the giving of a notice under clause 19.2 and otherwise in connection with the termination of this Agreement.

20.     TERMINATION

20.1 Notwithstanding the foregoing, Party A shall have the right to terminate this Agreement on thirty (30) days prior written notice if (i) the dollar amounts received by Party A under Section 5 hereof in any year, beginning in Party B's second accounting year, are less than US$50,000 or (ii) if for any six month period beginning on that date which is six months after the date hereof Party B is either not actively manufacturing or marketing or distributing Products. Notwithstanding the foregoing, in the event that the dollar amounts received by Party A under Section 5 hereof (i) in the aggregate during the first five years of this Agreement are less than US$500,000 or (ii) in any year, beginning in year six hereunder, are less than US$100,000, then the licenses granted hereunder shall become in all respects non-exclusive.

20.2 If, at any time during the term of this Agreement, Party A: (a) files a voluntary petition in bankruptcy under Chapter 7 or 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within ninety (90) days (each a "Party A Bankruptcy"), Party B may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code. In addition, in the event of a Party A Bankruptcy, the parties agree that such proceeding shall not affect the terms or validity of this Agreement.

20.3 Upon termination of this Agreement for any reason other than pursuant to clause 19.1(b) by reason of a material breach by Party A or by reason of Party A Bankruptcy, Party B shall automatically and without the parties having to take any action, assign, transfer and set over to Party A all right, title and interest to the Asian Patents. Party B shall agree to execute any and all instruments and documents reasonably requested by Party A to evidence such assignment. Party B will not, without Party A's prior written consent, transfer any interest in the Asian Patents other than the sublicenses contemplated hereunder

21.     LEGAL COSTS

        Each party shall bear and pay its own legal costs relating to the Licence and Distribution Agreement which inure after the date hereof.


22.     SEVERABILITY

        If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction or the parties otherwise mutually agree that a provision is or becomes illegal or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

23.     LAWS

        This Agreement shall be governed and interpreted in accordance with the laws of Hong Kong Special Administrative Region ("Hong Kong") of the People's Republic of China without regard to conflicts of law provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

24.     ARBITRATION

        The parties agree to submit all disputes arising out of the Licence and Distribution Agreement to arbitration in Hong Kong in accordance with the Model Law on International Commercial Arbitration adopted by the United Nations Commission on International Trade Law.

25.     NOTICES

        Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by internationally recognized air courier service, or (c) transmitted by facsimile, in each case to the parties as follows, as elected by the party giving such notice, to the other parties at the addresses set forth on the first page of this Agreement or as amended by notice pursuant to this subsection. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) three (3) Business Days after delivery to the courier, or (iii) the next Business Day in the jurisdiction of the recipient following the date of transmission with electronic confirmation if transmitted by facsimile, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties. All notices and other communications shall be in the English language.


26.     ENTIRE AGREEMENT

        This Agreement, and all Attachments, schedules and exhibits hereto, supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

27.     COUNTERPARTS

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties have duly executed this Agreement the day and year first above written.

                                      PHARMAPRINT INC.


                                      By:
                                          -----------------------------------
                                          Steven A. Bowman
                                          Its: Chief Executive Officer


                                      KINGSWAY PHARMAPRINT
                                      ASIA LIMITED

                                      By:
                                          -----------------------------------
                                          Its:

                                  SCHEDULE 1.1
                               PATENTED TECHNOLOGY

AUSTRALIA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     28131/97          Issued
Pharmaceutical Grade Echinacea             10/23/98     13634/99          Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     13633/99          Pending
Pharmaceutical Grade Ginseng               10/23/98     11183/99          Pending
Pharmaceutical Grade Saw Palmetto,         10/23/98     13635/99          Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     13631/99          Pending
Pharmaceutical Grade Valerian, Black       10/23/98     13632/99          Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle

CANADA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     2252426           Pending
Pharmaceutical Grade Echinacea             10/23/98     2307614           Pending
Pharmaceutical Grade Garlic                10/23/98     2306812           Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     2307194           Pending
Pharmaceutical Grade Ginseng               10/23/98     2307047           Pending
Pharmaceutical Grade Saw Palmetto,         10/23/98     2307602           Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     2306818           Pending
Pharmaceutical Grade Valerian, Black       10/23/98     2307399           Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle

CHINA

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     97195565.4        Published
Pharmaceutical Grade Ginkgo Biloba         10/23/98     PCT/US98/22506    Pending
Pharmaceutical Grade Ginseng               10/23/98     N/A               Pending

EUROPEAN PATENT CONVENT

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------

                                           DATE
                                           ----
Mistletoe Extract and Method               04/13/96     96912546.7        Pending
Pharmaceutical Grade Botanical Drugs       04/15/97     97922474.8        Pending
Pharmaceutical Grade Echinacea             10/23/98     98957358.9        Published
Pharmaceutical Grade Ginkgo Biloba         10/23/98     98957357.1        Published
Pharmaceutical Grade Saw Palmetto,         10/23/98     N/A               Pending
Serenoa Repens
Pharmaceutical Grade St. John's Wort       10/23/98     98957355.5        Pending

HONG KONG

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     N/A               Pending

JAPAN

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Mistletoe Extract and Method               04/3/96      08-531053         Pending
Pharmaceutical Grade Botanical Drugs       04/15/97     09-537454         Pending
Pharmaceutical Grade Ginkgo Biloba         10/23/98     2000-516688       Pending
Pharmaceutical Grade Ginseng               10/23/98     2000-516689       Pending

MEXICO

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Grade Botanical Drugs       04/15/97     988527            Pending

UNITED STATES

TITLE                                      FILING DATE  SERIAL NO.        STATUS
-----                                      -----------  ----------        ------
Pharmaceutical Preparations Derived from   04/14/95     5,547,674         Issued
European Mistletoe
Pharmaceutical Preparations Derived from   04/14/95     5,565,200         Issued
Korean Mistletoe
Mistletoe Extract and Method               07/14/98     5,780,037         Issued
Pharmaceutical Grade Botanical Drugs       04/15/97     08/838,198        Pending
Pharmaceutical Grade Botanical Drugs       06/2/99      08/632,273        Pending

Pharmaceutical Grade Valerian, Black       12/2/99      09/331,831        Pending
Cohosh, Vitex Agnus-Castus, Bilberry and
Milk Thistle
Pharmaceutical Grade Echinacea             06/23/99     09/331,797        Pending
Pharmaceutical Grade Garlic                06/23/99     09/331,824        Pending
Pharmaceutical Grade Ginkgo Biloba         06/23/99     09/331,827        Pending
Pharmaceutical Grade Saw Palmetto          10/23/97     6,039,950         Issued
Pharmaceutical Grade Saw Palmetto          08/20/99     09/378,774        Pending
Pharmaceutical Grade Saw Palmetto          06/23/99     09/331,832        Pending
Pharmaceutical Grade St. John's Wort       10/23/97     08/956,602        Allowed
Pharmaceutical Grade St. John's Wort       09/23/98     09/159,313        Pending
Standardized Functional Food Products      09/20/99     60/154,842        Pending
Pharmaceutical Grade Ginseng               10/22/98     09/177,702        Pending

                                  SCHEDULE 10.2

                                  LICENSED MARK



        United States:

1.      PharmaPrint: published for opposition.

2. Three Leaf Logo: pending; office action was issued and has been addressed.

3. PharmaPrint Certified: pending; office action was issued and has been addressed.



Canada:

1. Notice of allowance given for PharmaPrint. Need to demonstrate that this mark has been commercially used in Canada to complete the registration.

2. Notice of allowance given for Three Leaf Logo. Need to demonstrate that this mark has been commercially used in Canada to complete the registration.


Japan:

1.      Three Leaf Logo: is registered.

                        2.      PharmaPrint: is registered.

                                   SCHEDULE 12

DISCLOSED MATTERS

Clause 12 (e): Consents to Transaction.

None.


Clause 12(f): Claims and Infringements.

None.


Clause 12(g): Claims and Proceedings.

None.